Exhibit 99.1

 PositiveID Corporation Announces License of iglucose Technology for Up to $2 Million

License Agreement Part of the Company’s Continued Focus on Bio-Threat Detection and Diagnostics

DELRAY BEACH, FL, February 20, 2013 – PositiveID Corporation ("PositiveID" or “Company”) (OTCQB: PSID), a developer of biological detection and diagnostics solutions, today announced it has entered into an agreement to license its iglucose™ technology to Smart Glucose Meter Corp. (“SGMC”) for up to $2 million based on potential future revenues of glucose test strips sold by SGMC. These revenues will range between $0.0025 and $0.005 per strip. A person with diabetes who tests three times per day will use over 1,000 strips per year.

William J. Caragol, Chairman and CEO of PositiveID, stated, “In 2011, in conjunction with our acquisition of Microfluidic Systems, PositiveID began a corporate realignment to focus on patented molecular diagnostic technologies for bio-threat detection and rapid medical testing. This was done in order to position the Company to target the current and significant market opportunities in these sectors and take advantage of the detection and cost advantages we believe our technology provides. To date, we have achieved real results as part of this restructuring, including the sale of our implantable microchip IP and related assets, a significant reduction of our cash burn, and now the license of our iglucose wireless diabetes management technology, which we believe is another important milestone in this process.”

About PositiveID Corporation

PositiveID Corporation is an emerging growth company and developer of biological detection systems for America’s homeland defense industry as well as rapid medical testing. PositiveID is focused on the development of microfluidic systems for the automated preparation of and performance of biological assays in order to detect biological threats at high-value locations, as well as analyze samples in a medical environment. For more information on PositiveID, please visit http://www.PositiveIDCorp.com.

Statements about PositiveID's future expectations, including, without limitation, the likelihood that the Company will receive up to $2 million based on potential future revenues of glucose test strips sold by SGMC; the likelihood that SGMC will sell sufficient glucose test strips to pay up to $2.0 million to PositiveID; the likelihood that PositiveID’s corporate realignment will position the Company to target the current and significant market opportunities in the bio-threat detection and rapid medical testing sectors and take advantage of the detection and cost advantages it believes its technology provides; the likelihood that the license of the Company’s iglucose wireless diabetes management technology is another important milestone in this restructuring process; and all statements in this press release constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and PositiveID's actual results could differ materially from expected results. These risks and uncertainties include, without limitation, SGMC’s ability to commercialize iglucose; the Company’s ability to target the bio-threat detection and rapid medical testing sectors; as well as other risks. Additional information about these and other factors that could affect the Company's business is set forth in the Company's various filings with the Securities and Exchange Commission, including those set forth in the Company's 10-K filed on March 28, 2012, as amended on May 4, 2012, and 10-Qs filed on November 16, 2012, August 20, 2012, as amended on September 12, 2012, and May 14, 2012, under the caption "Risk Factors." The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

PositiveID Corporation

Allison Tomek

561-805-8000

atomek@positiveidcorp.com